UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

KVH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐       Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

KVH to Further Refresh its Board of Directors

Nominates Two New Independent Director Candidates

Files Preliminary Proxy Statement

Urges Stockholders to Vote for KVH’s Slate of Director Nominees at 2021 Annual Meeting

MIDDLETOWN, RI – May 3, 2021 – KVH Industries, Inc., (Nasdaq: KVHI), a leading provider of mobile connectivity and inertial navigation solutions, announced today that it has nominated two new highly qualified independent director candidates, Cielo Hernandez and Cathy-Ann Martine-Dolecki, for election to the KVH Board of Directors (the “Board”) at the Company’s upcoming 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

On behalf of the Board, Martin Kits van Heyningen, KVH’s chairman and chief executive officer, stated:

“We are confident that Ms. Hernandez and Ms. Martine will be fantastic additions to the KVH Board. They are both high integrity executives with demonstrated records of business achievement in relevant industries.

Notably, Ms. Hernandez is a public company CFO with experience in the commercial maritime and satellite communications industries. Her experience in technology from her time at DIRECTV will be invaluable to KVH as the leader in marine satellite television for more than 25 years.

Ms. Martine has extensive global leadership experience in the telecommunications industry, including as the leader of a $25 billion business for AT&T. Her experience will help guide KVH as we move towards blended 5G hybrid satellite solutions.

The Board and I are looking forward to their contributions.”

Two of KVH’s current directors, Mark S. Ain and Stanley K. Honey, are expected to conclude their service on the Board at the Annual Meeting.

“Mr. Ain and Mr. Honey have provided many years of valuable service and we are grateful for their innumerable insights and contributions,” added Mr. Kits van Heyningen.

These nominations represent a continuation of the Board’s refreshment efforts over recent years. With the addition of these two new directors at the Annual Meeting, four of the Company’s six independent directors will have joined the Board recently (in 2020 and 2021), including Robert Tavares, who joined at the recommendation of one of our largest shareholders, Vintage Capital Management, LLC. Further, four directors will have rotated off the Board within the past four years.

KVH today filed its preliminary proxy statement for the Annual Meeting. The Board encourages KVH stockholders to read all of the Company’s Annual Meeting materials when they are available and to vote in favor of the Board’s candidates on the BLUE proxy card.

Cielo Hernandez Biography

Since April 19, 2021, Cielo Hernandez has served as Chief Financial Officer of XL Fleet Corp. (NYSE: XL), a leading provider of fleet electrification solutions for commercial vehicles in North America. Previously, Ms. Hernandez served as Senior Vice President and Chief Financial Officer of South Jersey Industries, Inc., a publicly traded energy services company. Prior to that, she served as Vice President and Regional Chief Financial Officer of Maersk Line, North America, a division of A.P. Moller-Maersk Group, a global container logistics company. She also served as Vice President and Regional Chief Financial Officer, Latin America of APM Terminals, a division of A.P. Moller-Maersk that operates a global network of ports. Previously, Ms. Hernandez held various positions in finance and administration at Amcor plc, a global packaging solutions company, including most recently Regional Chief Financial Officer, Central America and Caribbean. Ms. Hernandez received a Bachelor of Business Administration in Accounting from the Universidad Santiago de Cali (Colombia) and a Master of Business Administration with specialization in International Business from the University of Miami. She is a CPA and holds a Certification in Human Resources Talent Management from Universidad Santiago de Cali, Colombia as well as Certifications in Executive Leadership and High-Performance Leadership from Cornell University, and Strategic Leadership and Improving the Business from IMD University Switzerland. Ms. Hernandez is also a board member at Rowan University Foundation.

Cathy-Ann Martine-Dolecki Biography

Cathy-Ann Martine-Dolecki recently joined Tristar Acquisition I Corp., a special purpose acquisition company, as Chief Operating Officer. In 2017, Ms. Martine retired after a 37-year career with AT&T, where she most recently served as President of National Business Services. Previously, she served as President, Enterprise Business Solutions of AT&T Mobile & Business Solutions, as Executive Vice President, Small Business Solutions and Alternate Channels at AT&T, and in a variety of other leadership roles before that. From November 2020 to December 2020, Ms. Martine was a board member at TESSCO Technologies Incorporated, a publicly traded technology distributor and manufacturer serving the wireless infrastructure and mobile device accessories markets. She has also served as a board member at Legal Shield, a provider of consumer legal services. She currently serves on the Americas Executive Board of the Massachusetts Institute of Technology Sloan School of Management. Ms. Martine received a Master of Science in Management from the Massachusetts Institute of Technology, a Master of Business Administration from New York University and a Bachelor of Arts in Economics from the College of Mount Saint Vincent.

About KVH Industries, Inc.

KVH Industries, Inc., (Nasdaq: KVHI), is a global leader in mobile connectivity and inertial navigation systems, innovating to enable a mobile world. The market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the Company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe.

KVH is a registered trademark of KVH Industries, Inc.

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders, and prior to the 2021 Annual Meeting of Stockholders, the Company intends to file a definitive proxy statement and form of BLUE proxy card with the SEC. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.kvh.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on April 29, 2020 with respect to the Company’s 2020 Annual Meeting of Stockholders and, with respect to directors and executive officers appointed following such date, in certain of the Company’s other SEC filings made subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Media contact:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com

Page | 2